UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2007

Brush Engineered Materials Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17876 St. Clair Avenue, Cleveland, Ohio		44110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective December 28, 2007, Brush Engineered Materials Inc. (the "Company") and certain of its subsidiaries entered into a Second Amended and Restated Precious Metals Agreement with The Bank of Nova Scotia (the "Restated Precious Metals Agreement"). The Restated Precious Metals Agreement matures on September 30, 2010 and provides for a $110 million precious metals facility comprised of sub-facilities for: gold loans; consignments of gold, silver, platinum, palladium and rhodium; precious metals forward contracts; and a precious metals storage facility.

The Company entered into the Restated Precious Metals Agreement to replace the Amended and Restated Precious Metals Agreement, dated as of September 30, 2007, among the Company, certain of its subsidiaries and The Bank of Nova Scotia (the "Previous Precious Metals Agreement"). In comparison to the Previous Precious Metals Agreement, the Restated Precious Metals Agreement, among other things: increases the available lines of precious metals thereunder from $85 million to $110 million; adds rhodium as an available precious metal; and contains various representations, warranties, covenants and events of default that conform to the corresponding provisions contained in the Company’s senior Credit Agreement, dated November 7, 2007, with JPMorgan Chase Bank, National Association.

The Restated Precious Metals Agreement is secured by all precious metals of the Company and its subsidiaries that are party to the Restated Precious Metals Agreement, all inventory containing any such precious metals and all proceeds of the foregoing.

Item 9.01 Financial Statements and Exhibits.

99.1 Amended and Restated Precious Metals Agreement, dated as of December 28, 2007.

The Restated Precious Metals Agreement is filed as an exhibit to this Current Report on Form 8-K. The foregoing description of the Restated Precious Metals Agreement is qualified in its entirety by reference to the full text of the Restated Precious Metals Agreement, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brush Engineered Materials Inc.

December 28, 2007	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Amended and Restated Precious Metals Agreement, dated as of December 28, 2007